EXHIBIT 32.1



                           SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of Chandler (U.S.A.), Inc. (the "Company") on Form 10-Q for the period ending March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),
W. Brent LaGere, as Chief Executive Officer of the Company, and Mark C. Hart, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                           /s/ W. Brent LaGere
                                           ------------------------------------
                                           W. Brent LaGere
                                           Chief Executive Officer
                                           May 12, 2009


                                           /s/ Mark C. Hart
                                           ------------------------------------
                                           Mark C. Hart
                                           Chief Financial Officer
                                           May 12, 2009

A signed original of this written statement required by Section 906 has been provided to Chandler (U.S.A.), Inc. and will be retained by Chandler (U.S.A.), Inc. and furnished to the Securities and Exchange Commission or its staff upon request.